Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OGE ENERGY CORP.
(Exact name of registrant as specified in its charter)
Oklahoma (State or other jurisdiction of incorporation or organization)		73-1481638 (I.R.S. Employer Identification Number)
321 N. Harvey, P.O. Box 321 Oklahoma City, Oklahoma 73101-0321 (405) 553-3000 (Address, including zip code, of registrant’s principal executive offices)

PETER B. DELANEY
Chairman of the Board, President and Chief Executive Officer
OGE ENERGY CORP.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
ROBERT J. JOSEPH Jones Day 77 West Wacker Chicago, Illinois 60601 (312) 269-4176

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)		Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,750,000	$32.675	$89,856,250	$3,532
Preferred Share Purchase Rights (par value $0.01 per share) (3)

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as a result of a stock split, stock dividend or similar transaction affecting Common Stock.

(2) This amount is an estimate made solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and is based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on June 24, 2008.

(3) Each share of the registrant’s common stock automatically includes one-half of a right to purchase one one-hundredth of a share of Series A Preferred Stock, par value $0.01 per share, pursuant to the Amended and Restated Rights Agreement dated October 10, 2000 between the registrant and ChaseMellon Shareholder Services LLC (now BNY Mellon Shareowner Services), as Rights Agent.

PART II:

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents as filed with the Securities and Exchange Commission (“SEC”) are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007;
•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2008;
•	Our Current Reports on Form 8-K, filed with the SEC on January 25, 2008, January 31, 2008, March 4, 2008, April 7, 2008, May 28, 2008, June 24, 2008 and June 27, 2008;
•	The description of our Common Stock filed as Exhibit 99.02 to our Current Report on Form 8-K filed with the SEC on November 1, 2000; and
•	The description of our rights to purchase Series A preferred stock contained in our Form 8-A filed with the SEC on November 1, 2000.

All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

The Registrant’s Common Stock is registered under Section 12 of the Exchange Act. The Registrant also has Rights to Purchase Series A Preferred Stock which are registered under Section 12 of the Exchange Act, and which automatically trade at this time with the Common Stock.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 1031 of the Oklahoma General Corporation Act provides that we may, and in some circumstances must, indemnify our directors and officers against liabilities and expenses incurred by them as a result of serving in that capacity, subject to some limitations and conditions set forth in the statute. Substantially similar provisions that require indemnification are contained in our Restated Certificate of Incorporation, which is filed as Exhibit 3.01 to our Form 10-K for the year ended December 31, 1996, and incorporated herein by this reference. Our Restated Certificate of Incorporation also contains provisions limiting the liability of our directors and officers in some instances. We have an insurance policy covering our directors and officers against specified personal liability, which may include liabilities under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.01	OGE Energy Corp. 2008 Stock Incentive Plan (incorporated by reference to Annex A of Registrant’s Proxy Statement filed April 3, 2008; File No. 1-12579).

5.01	Opinion of counsel as to legality of the shares of common stock.

23.01	Consent of independent registered public accounting firm.

23.02	Legal counsel’s consent (Included in Exhibit 5.01).

24.01	Power of attorney.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(a) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(b) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City and State of Oklahoma on the 27th day of June, 2008.

OGE ENERGY CORP.

By:	/s/ Scott Forbes
Scott Forbes Controller, Chief Accounting Officer and Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter B. Delaney
Peter B. Delaney	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 27, 2008
/s/ Scott Forbes
Scott Forbes	Controller, Chief Accounting Officer and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2008
*
Luke R. Corbett	Director	June 27, 2008
*
John D. Groendyke	Director	June 27, 2008
*
Kirk Humphreys	Director	June 27, 2008
*
Robert Kelley	Director	June 27, 2008
*
Linda P. Lambert	Director	June 27, 2008
*
Robert O. Lorenz	Director	June 27, 2008

Signature	Title	Date
*
Leroy C. Richie	Director	June 27, 2008
*
J. D. Williams	Director	June 27, 2008

By: /s/ Peter B. Delaney Peter B. Delaney (Attorney-in-Fact)		June 27, 2008

EXHIBIT INDEX

4.01	OGE Energy Corp. 2008 Stock Incentive Plan (incorporated by reference to Annex A of Registrant’s Proxy Statement filed April 3, 2008; File No. 1-12579).

5.01	Opinion of counsel as to legality of the shares of common stock.

23.01	Consent of independent registered public accounting firm.

23.02	Legal counsel’s consent (Included in Exhibit 5.01).

24.01	Power of attorney.